Exhibit 10.3
GUARANTEE
THIS GUARANTEE, is made and entered into on October 27, 2026 BETWEEN:
(1)Cheniere Energy, Inc., a Delaware corporation whose principal place of business is located at 845 Texas Avenue, Ste. 1250, Houston, TX 77002 (“Guarantor”), and
(2)Corpus Christi Liquefaction, LLC, a Delaware limited liability company whose principal place of business is located at 845 Texas Avenue, Ste. 1250, Houston, TX 77002 (together with its successors and permitted assigns, “Beneficiary”).
WITNESSETH:
WHEREAS, Beneficiary has entered into the SPA with Cheniere Marketing International LLP, a limited liability partnership duly organized and validly existing under the laws of England and Wales (together with any successor or permitted assign under the SPA, “Buyer”); and
WHEREAS, Buyer is a wholly-owned subsidiary of Guarantor; and
WHEREAS, the SPA provides that Buyer’s obligations thereunder be guaranteed by the Guarantor in accordance with and subject to the provisions of this Guarantee and the Guarantor has agreed (it being in its best commercial interests to do so) to enter into this Guarantee in respect of the Guaranteed Obligations:
NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, Guarantor and Beneficiary hereby agree as follows:
ARTICLE 1.
DEFINITIONS
1.1.Definitions. Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.1 shall, for all purposes of this Guarantee, have the meanings herein specified, the following definitions to be equally applicable to both the singular and plural forms of any of the terms herein defined:
“Banking Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York City are authorized or required to be closed.
“Beneficiary” has the meaning set out in the preamble of this Guarantee.
“Buyer” has the meaning set out in the recitals of this Guarantee.
“Guarantee” means this Guarantee dated as of the date first written above, as may from time to time be supplemented, modified or amended as provided herein.
“Guaranteed Obligations” has the meaning set forth in Section 3.1 of this Guarantee.
“Guarantor” has the meaning set out in the preamble of this Guarantee.

“Local Banking Day” has the meaning set forth in Section 4.2(a) of this Guarantee.
“SPA” means that certain LNG Sale and Purchase Agreement (FOB) dated October 27, 2026 between Buyer and Beneficiary, as such SPA may from time to time be supplemented, modified or amended as provided therein.
1.2.Other Defined Terms. Capitalized terms not otherwise defined in this Guarantee shall have the meanings ascribed thereto in the SPA.
ARTICLE 2.
REPRESENTATIONS OF GUARANTOR
2.1Representations of Guarantor. Guarantor makes the following representations to Beneficiary as of the date hereof:
(a)Guarantor has been duly incorporated and is validly existing under the laws of the State of Delaware, has full legal right, power and authority to enter into perform and deliver this Guarantee and to carry out and consummate all transactions contemplated by this Guarantee, and by proper corporate action has duly authorized the execution, performance and delivery of this Guarantee;
(b)the execution, performance and delivery of this Guarantee and the consummation of the transactions herein contemplated will not conflict with or constitute on the part of Guarantor a breach of or default under any constitutional documents, as existing on the date hereof, or any indenture, or other material agreement or instrument to which Guarantor is a party or by which it or its properties are bound or any law, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over Guarantor or any of its activities or properties; and
(c)this Guarantee has been duly authorized, executed and delivered by Guarantor and constitutes the valid, binding and enforceable obligation of Guarantor, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
ARTICLE 3.
GUARANTEE AND AGREEMENTS
3.1Guarantee. Guarantor absolutely, unconditionally and irrevocably guarantees to Beneficiary the full and prompt payment when due by Buyer of all of its payment obligations under the SPA to Beneficiary and its successors and permitted assigns, including payment obligations in respect of any breach of the SPA by Buyer (the obligations guaranteed under this Guarantee are hereinafter referred to as the “Guaranteed Obligations”); provided however, notwithstanding anything herein to the contrary, Guarantor shall be entitled to all defenses, counterclaims and rights of set off and recoupment that Buyer may have under the SPA other than any such defenses based on (i) failure of consideration supporting the SPA, (ii) Buyer’s lack of authority to execute or deliver the SPA or to perform its obligations thereunder, and (iii) any defense arising out of the bankruptcy, insolvency or similar proceeding concerning Buyer.

3.2Continuing Guarantee. This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by Buyer or Guarantor under or in connection with the SPA or this Guarantee, regardless of any intermediate payment or discharge in whole or in part or other matter whatsoever.

3.3Reinstatement. If any discharge, release or arrangement (whether in respect of the obligations of Buyer or Guarantor or any security for those obligations or otherwise) is made by Beneficiary in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred.
3.4Unconditional Nature of Obligations. Except as expressly provided in the proviso of Section 3.1, the obligations of Guarantor under this Guarantee shall be absolute, irrevocable and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the SPA or any other agreement or instrument referred to herein or therein or any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor and shall remain in full force and effect until the date this Guarantee terminates in accordance with Section 4.6 hereof, and without limiting the generality of the foregoing, such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, Guarantor:
(a)the waiver, surrender, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of Buyer under the SPA;
(b)the failure to give notice to Guarantor of the occurrence of a default under the SPA, except for the written demand required by Section 3.5 hereof;
(c)the waiver, compromise or release of the payment, performance or observance by Buyer or by Guarantor, respectively, of any or all of the obligations, covenants or agreements of either of them contained in the SPA or this Guarantee, as the case may be;
(d)the extension of the time for payment of any Guaranteed Obligations under the SPA or of the time for performance of any other obligations, covenants or agreements under or arising out of the SPA;
(e)the modification, amendment novation, supplement, extension, restatement or alteration (whether material or otherwise and whether or not more onerous) of any obligation, covenant or agreement set forth in the SPA or any other document;
(f)the taking or the omission of any of the actions referred to in the SPA;
(g)any failure, omission, delay or lack on the part of Beneficiary to enforce, assert or exercise any right, power or remedy conferred on it in the SPA;

(h)the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, administration of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting Guarantor or Buyer or any of the respective assets of either of them, or any allegation or contest of the validity of this Guarantee in any such proceeding;
(i)any defense based upon any legal disability of Buyer or, to the extent permitted by law, any release, discharge, reduction or limitation of or with respect to any sums owing by Buyer or any other liability of Buyer to Beneficiary;
(j)to the extent permitted by law, the release or discharge by operation of law of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee; or
(k)the default or failure of Guarantor fully to perform any of its obligations set forth in this Guarantee;
If any payment by Buyer to Beneficiary is rescinded or must be returned by Beneficiary, the obligations of Guarantor hereunder shall be reinstated with respect to such payment.
Except as expressly set forth in the proviso of Section 3.1, no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which Buyer has or may have against Beneficiary shall be available hereunder to Guarantor to reduce the payments to Beneficiary under Section 3.1 of this Guarantee. Furthermore, no defense previously raised by Buyer arising out of or in connection with a Guaranteed Obligation claimed hereunder and which has been settled in Beneficiary’s favor by the dispute resolution procedures of Section 21.1 of the SPA may be raised by Guarantor and no cure period previously used by Buyer may be used by Guarantor.
Guarantor assumes responsibility for being and remaining informed of the financial condition of Buyer and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations which diligent inquiry would reveal and agrees that Beneficiary shall not have a duty to advise Guarantor of information known to it regarding such condition or any such circumstances.
3.5Proceedings Against Guarantor. In the event of a default in the payment of the Guaranteed Obligations when and as the same shall become due, Beneficiary shall have the right to proceed first and directly against Guarantor under this Guarantee without proceeding against Buyer or exhausting any other remedies which it may have. Accordingly, Guarantor waives any right it may have of first requiring Beneficiary to proceed against or enforce any other rights or security or claim payment from any person before claiming from Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision of the SPA to the contrary. Notwithstanding the foregoing or anything to the contrary contained herein, Beneficiary shall deliver to Guarantor a written demand for payment of all amounts claimed by Beneficiary hereunder, which written demand shall specify in reasonable detail the basis for such demand, and Guarantor shall pay such amounts promptly, but no later than ten (10) Business Days after its receipt of such written demand.

3.6Subrogation. Upon payment of the Guaranteed Obligations, Guarantor shall be subrogated to the rights of Beneficiary against Buyer with respect to such Guaranteed Obligations, and Beneficiary agrees to take at Guarantor’s expense such steps as Guarantor may reasonably request to implement such subrogation, provided that Beneficiary shall not be obligated to take any such steps and Guarantor shall not enforce any right arising by way of subrogation or exercise any other right or remedy arising by reason of any performance by it of this Guarantee, including, but not limited to, any contractual, statutory or common law rights of reimbursement, contribution or indemnity, whether against Buyer or any other Person, until the date this Guarantee terminates in accordance with Section 4.6 hereof.
3.7Costs. Guarantor agrees to pay all costs, expenses and fees, including without limitation all reasonable and documented out-of-pocket attorneys’ fees, which may be incurred by Beneficiary in enforcing or attempting to enforce this Guarantee following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

3.8Existence of Guarantor; Consolidation, Merger, Sale or Transfer. Guarantor covenants that so long as it has any outstanding obligations under this Guarantee, it will maintain its existence, will not dissolve, sell or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided that Guarantor may, without violating the covenants contained in this Section 3.8, consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entirety, if the surviving, resulting or transferee entity, as the case may be, (a) shall be incorporated, organized or formed and existing under the laws of one of the States of the United States of America or any country which is a member of the Organisation for Economic Co-operation and Development (“OECD”), (b) assumes jointly with Guarantor (or alone if Guarantor is dissolved as a consequence of such transaction), if such corporation or other entity is not Guarantor, all of the obligations of Guarantor hereunder (unless such assumption occurs by operation of law, in which case no express assumption shall be required) and (c) is not, after such transaction, otherwise in default under any provisions hereof or the SPA.

ARTICLE 4.
MISCELLANEOUS
4.1Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York (other than any choice of law principles which would apply the laws of another jurisdiction). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE

NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF AND (B) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OR ANY SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT.

4.2Notices. All notices and other communications to Guarantor or Beneficiary may be electronically communicated or hand delivered or sent by overnight courier, to any party hereto at the addresses as provided in this Section 4.2:
All communications intended for Guarantor shall be sent to:

Cheniere Energy, Inc.
845 Texas Avenue, Ste. 1250
Houston, TX 77002

with a copy to Buyer at:

Cheniere Marketing International LLP
Third Floor, The Zig Zag Building, 70 Victoria Street
London SW1E 6SQ, United Kingdom

All communications intended for Beneficiary shall be sent to:

Corpus Christi Liquefaction, LLC
845 Texas Avenue, Ste. 1250
Houston, TX 77002

or at any other address of which either of the foregoing (or Guarantor in the case of a change of address for Buyer) shall have notified the other in any manner prescribed in this Section 4.2.

For all purposes of this Guarantee, a notice or communication will be deemed effective:

(a)if delivered by hand or sent by overnight courier, on the day it is delivered unless (i) that day is not a day upon which commercial banks are open for the transaction of business in the city specified (a “Local Banking Day”) in the address for notice provided by the recipient or (ii) if delivered after the close of business on a Local Banking Day, then on the next succeeding Local Banking Day, and
(b)if sent by facsimile transmission, on the date transmitted, provided that oral or written confirmation of receipt is obtained by the sender unless the date of transmission and confirmation is not a Local Banking Day, in which case on the next succeeding Local Banking Day.

4.3Banking Days. Except as otherwise provided in this Guarantee, if any date on which a payment is to be made, notice is to be given or other action taken hereunder is not a Banking Day, then such payment, notice or other action shall be made, given or taken on the next succeeding Banking Day in such place, and in the case of any payment, no interest shall accrue for the delay.
4.4Successors and Assigns. This Guarantee shall be binding upon Guarantor and its successors and permitted assigns and inure to the benefit of Beneficiary and its successors and permitted assigns. Except as provided in Section 3.8 hereof, Guarantor may not assign its obligations hereunder without the prior written consent of Beneficiary. Beneficiary may not assign its rights and obligations hereunder without the prior written consent of Guarantor, except that Beneficiary may, without any prior consent of Guarantor, (i) assign, mortgage or pledge all or any of its rights, interests or benefits hereunder to secure payment of any indebtedness incurred or to be incurred in connection with any financing or refinancing of the Corpus Christi Facility (as defined in the SPA), and (ii) assign its right and obligations hereunder to any permitted assignee of the SPA. Guarantor agrees to execute and deliver to the lenders to whom such indebtedness is owed a direct agreement with the agent acting on behalf of any such lenders as required under Section 22.4.2 of the SPA.
4.5Guarantee for Benefit of Beneficiary. This Guarantee is entered into by Guarantor for the benefit of Beneficiary. Nothing contained herein shall be deemed to create any right in, or to be in whole or in part for the benefit of, any person other than Guarantor and Beneficiary and their respective permitted successors and assigns.

4.6Term. This Guarantee shall terminate and be of no further force and effect upon the last to occur of the following: (a) full payment of the Guaranteed Obligations and all amounts, if any, owed by Guarantor pursuant to this Guarantee and (b) termination of the SPA.
4.7Amendments and Waivers. Any provision of this Guarantee may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each of Guarantor and Beneficiary.
4.8Headings. The article and section headings of this Guarantee are for convenience only and shall not affect the construction hereof.
4.9Partial Invalidity. The invalidity of any one or more phrases, sentences, clauses or sections in this Guarantee shall not affect the validity or enforceability of the remaining portions of this Guarantee or any part thereof.
4.10No Waiver, Remedies. No failure or delay by Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

4.11Execution in Several Counterparts. This Guarantee may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.
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IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed in its name and on its behalf by its duly authorized officer as of the date first above written.

Cheniere Energy, Inc.

By:	/s/ Matthew Healey

Name:	Matthew Healey
Title:	Senior Vice President, Finance and Treasury

Accepted and Agreed by:

Corpus Christi Liquefaction, LLC

By:	/s/ Joshua Silverman

Name:	Joshua Silverman
Title:	Treasurer

SIGNATURE PAGE TO GUARANTEE